UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 9, 2002


                              DCH TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                                    000-26957
                                    ---------
                            (Commission File Number)

            Delaware                                    84-1349374
            --------                                    ----------
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                  24832 Avenue Rockefeller, Valencia, CA 91355
                  --------------------------------------------
          (Address of Principal Executive Offices Including Zip Code)

       Registrant's telephone number, including area code: (661) 775-8120
                                                           --------------

ITEMS 1 THROUGH 4 AND 6 THROUGH 9 ARE NOT APPLICABLE.

ITEM 5.  OTHER  EVENTS.

     On July 9, 2002, as part of its deliberations on strategic options for the Company, DCH's Board of Directors approved the solicitation of offers to purchase its sensors and/or fuel cell divisions. Offers for the sensors division must be received by the Company by the close of business on July 16, 2002; offers for the fuel cell division must be received by the close of business on July 22, 2002. Persons interested in more information should contact David Asplund at Delano Securities at (312) 583-1950 . There can be no assurance
                                --------------
that either or any of these divisions will be sold or that the Company will receive offers that contain terms and conditions acceptable to the Company.

     DCH management, including the Board of Directors, will continue to evaluate the Company's position and the current and anticipated business climate in determining short term and future options.

     Management continues to have confidence in DCH's technology and the potential that this technology has to make a difference in this nation's and the world's energy needs.

     Safe Harbor: This Current Report on Form 8-K includes statements that are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect DCH Technology's current views about future events and performance. Investors should not rely on these statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from expectations. These factors include, but are not limited to, the cost of development and market acceptance of DCH's sensor-based systems and fuel cells as well as fuel cells in general, the availability of financing for DCH's operations, the ability of DCH to secure strategic investors, competition, the cost and availability of materials, governmental regulations, and other factors detailed in DCH Technology's filings with the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     DCH  TECHNOLOGY,  INC.

Date:  July 11, 2002                 By:  /s/  John  Donohue
                                          ------------------
                                          John  Donohue,
                                          President  and  CEO